                            STOCK PURCHASE AGREEMENT


     This STOCK PURCHASE AGREEMENT, dated as of November 16, 1993 (this "Agreement"), is made and entered into by and among HEALTHCARE RESOURCES I, L.P., a Delaware limited partnership ("Purchaser"), and FORUM GROUP, INC., an Indiana corporation (the "Company").


                                   RECITALS:
                                   --------

     A. The Company desires to issue and sell to Purchaser, and Purchaser desires to purchase from the Company, on the terms and subject to the conditions set forth herein, an aggregate of 489,840 shares (the "Shares") of common stock, without par value, of the Company ("Common Stock").

     Purchaser and the Company hereby agree as follows:


                             I.  PURCHASE AND SALE
                                 -----------------

     1.1. Purchase and Sale. On the terms and subject to conditions set forth in this Agreement, at the Closing (as defined in Section 1.2), the Company will issue, sell and deliver to Purchaser, and Purchaser will purchase, accept and receive from the Company, the Shares for an aggregate purchase price equal to $1,836,900.

     1.2. The Closing. The consummation of the purchase and sale of the Shares hereunder (the "Closing") will take place at the offices of Jones, Day, Reavis & Pogue, 599 Lexington Avenue, New York, New York 10022, or the principal executive offices of the Company located at 8900 Keystone Crossing, Indianapolis, Indiana 46240, as Purchaser may elect, or such other place as Purchaser and the Company may agree, at or before 5:00 p.m., Eastern Time, on the date hereof or such later date as Purchaser and the Company may agree (the "Closing Date").

     1.2.1. Deliveries by the Company. At the Closing, the Company will deliver to Purchaser (a) a certificate representing the Shares, duly executed by authorized officers of the Company and registered in the name of Purchaser or its designee and (b) an opinion of the general counsel of the Company addressed to Purchaser, dated as of the Closing Date, in form and substance satisfactory to Purchaser and its counsel, with respect to the matters set forth in Sections 2.1, 2.2, 2.3, 2.4 and 2.7. The obligation of Purchaser to purchase the Shares is subject to the delivery of such legal opinion.

     1.2.2. Deliveries by Purchaser. At the Closing, Purchaser will deliver to the Company, by wire transfer of immediately available funds to an account designated by the Company to Purchaser in writing for such purpose, the aggregate amount of $1,836,900, representing payment in full of the purchase price for the Shares.


               II.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                    ---------------------------------------------

     The Company hereby represents and warrants to Purchaser as follows:

     2.1. Organization. The Company and each of its subsidiaries (a) is a corporation or other legal entity duly organized, validly existing and in good standing or otherwise authorized to transact business under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and (c) is duly qualified or licensed and in good standing or otherwise authorized to transact business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or license necessary, except in each case to the extent that the Company's failure to be so organized, qualified or licensed would not have a material adverse effect on the business, financial condition or results of operations of the Company or such subsidiary.

     2.2. Capitalization. The authorized capital stock of the Company consists of 48,000,000 shares of Common Stock and 2,000,000 shares of preferred stock, without par value, of which 20,771,785 shares of Common Stock are validly issued and outstanding, fully paid, non-assessable and free of preemptive rights with no personal liability attaching to the ownership thereof. Except as set forth in the immediately preceding sentence, there are no shares of capital stock of the Company authorized, issued or outstanding. Except for (i) the obligation of the Company to reserve shares of Common Stock pursuant to the Third Amended and Restated Plan of Reorganization, as modified, of the Company and certain of its affiliates, as confirmed by the United States Bankruptcy Court for the Southern District of Indiana, Indianapolis Division (the "Plan of Reorganization"), on account of certain disputed claims, (ii) warrants, dated June 14, 1993, entitling Purchaser, Apollo FG Partners, L.P. ("AFG") and Forum Holdings, L.P. ("Forum Holdings"), or their affiliates, to purchase an aggregate of 1.1555 shares of Common Stock for each share of Common Stock issued on or after June 14, 1993 from shares of Common Stock reserved for issuance pursuant to the Plan of Reorganization, (iii) warrants issued pursuant to the Warrant Agreement, dated as of June 10, 1993, between the Company and Citicorp USA, Inc., and (iv) the obligation of the Company to issue, sell and deliver the Shares pursuant to
Article I and to make an offering of shares of Common Stock pursuant to

Section 4.2, there are no outstanding subscriptions, options, warrants, rights, convertible securities or any other agreements or commitments of any character relating to the issued or unissued capital stock or other securities of the Company obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of the Company or obligating the Company to grant, extend or enter into any subscription, option, warrant, right, convertible security or other similar agreement or commitment.

     2.3. Validity of Shares; Etc. The Shares have been duly authorized for issuance and, when issued to Purchaser or its designee as provided in this Agreement, will be validly issued, fully paid and non-assessable with no personal liability attaching to the ownership thereof. At the Closing, Purchaser or its designee will acquire good and valid title to the Shares, free and clear of any and all charges, liens, security interests, voting or other restrictions or other encumbrances of any kind ("Encumbrances").

     2.4. Authority; Binding Effect; Etc. (a) The Company has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Company upon the unanimous recommendation of the "Independent Directors," as such term is defined in the Acquisition Agreement, dated as of April 18, 1993, among Apollo Investment Fund, L.P., Investors Genpar, Inc., Evergreen Healthcare, Ltd., L.P. and the Company, acting as a committee of the full Board of Directors of the Company and no other corporate authorizations, approvals or proceedings are required in connection with such execution, delivery, performance or consummation. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

     (b) Chapter 42 of the Indiana Business Corporation Law (the "IBCL") does not apply to the transactions contemplated hereby and, assuming that Section 9.3 of the Restated Articles of Incorporation of the Company is not hereafter amended, will not apply to any acquisition of securities of the Company by any person. The provisions of Section 10.1 of Company's Restated Articles of Incorporation will not apply to the transactions contemplated hereby, and the transactions contemplated hereby are not prohibited under Chapter 43 of the IBCL.

     2.5. Commission Filings. The Company has filed all required forms, reports and documents with the Securities and Exchange Commission (the "SEC") since March 31, 1993, including all exhibits thereto (collectively, the "SEC Documents"), each of which complied in all material respects with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the dates so filed. None of the SEC Documents (as of their respective filing dates) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The audited and unaudited consolidated financial statements, together with the notes thereto, of the Company included (or incorporated by reference) in the SEC Documents present fairly the financial position of the Company and its consolidated subsidiaries as of the dates thereof and the results of their operations for the periods then ended. Such audited and unaudited statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP") for year-end financial information or for interim financial information, as applicable, and with the instructions to Form 10-K and Regulation S-X. Accordingly, they do not include all the information and footnotes required by GAAP for complete financial statements; however, in the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Neither the Company nor any of its subsidiaries has any liabilities or obligations, fixed or contingent, not reflected in such financial statements, except for liabilities and obligations, none of which are material, incurred in the ordinary course of business since March 31, 1993.

     2.6. Absence of Certain Changes. Except as disclosed in the SEC Documents, since March 31, 1993, neither the Company nor any of its subsidiaries has entered into any material transaction or conducted its business and operations other than in the ordinary course of business consistent with past practice, or suffered any material adverse effect on its business, financial condition, results of operations or prospects.

     2.7. No Violation. Neither the execution or delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder nor the consummation by the Company of the transactions contemplated hereby will (a) constitute a breach or violation under the Restated Articles of Incorporation or Code of By-Laws of the Company, or any of its subsidiaries or (b) constitute a breach, violation or default (or any event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or result in the creation of any Encumbrance upon any of the properties or assets of the Company or any of its subsidiaries under, any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument to which the Company or any of its subsidiaries is a party or by which they or any of their respective properties or assets are bound, or (c) constitute a violation of any order, writ, injunction, decree, statute, rule or regulation of any court or governmental authority applicable to the Company or any of its subsidiaries or any of their respective properties or assets, except in the case of clause (b) and (c) above, such breaches, violations, defaults, terminations, accelerations or creation of Encumbrances which, singly or in the aggregate, could not have a material adverse effect on the condition (financial or otherwise), results of operations, assets, liabilities, business or prospects of the Company and its subsidiaries taken as a whole.

     2.8. Survival. All representations, warranties and covenants of the Company contained in this Agreement will survive the Closing.


                III.  REPRESENTATION AND WARRANTIES OF PURCHASER
                      ------------------------------------------

     Purchaser hereby represents and warrants to the Company as follows:

     3.1. Authority; Binding Effect; Etc. Purchaser is a limited partnership duly organized, validly existing and in good standing under the laws of Delaware and has the requisite limited partnership power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Purchaser and constitutes a valid and binding agreement of Purchaser, enforceable against Purchaser in accordance with its terms.

     3.2. Investment Intent; Etc. (a) Purchaser is acquiring the Shares issuable to Purchaser pursuant to this Agreement for investment and not with a view to the distribution thereof in violation of the Securities Act. Purchaser acknowledges that the sale of the Shares has not been registered under the Securities Act nor any state securities or blue sky laws and that the Shares may not be resold except pursuant to an effective registration statement or pursuant to an exemption from registration under the Securities Act and any applicable state securities law.

     (b) Purchaser has such general knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Company contemplated hereby.

     3.3. No Violation. Assuming the accuracy of the Company's representation in the second sentence of Section 2.4, neither the execution or delivery of this Agreement by Purchaser, the performance by Purchaser of its obligations hereunder nor the consummation by Purchaser of the transactions contemplated hereby will constitute a breach, violation or default (or any event which, with notice or lapse of time or both, would constitute a default) under, the charter documents of Purchaser or any note, bond, mortgage, indenture, deed or trust, license, lease, agreement or other instrument to which Purchaser is a party or by which its properties or assets are bound, other than such breaches, violations or defaults that do not materially impair the ability of Purchaser to consummate the transactions contemplated hereby.


                                 IV.  COVENANTS
                                      ---------

     4.1. Use of Proceeds. The Company will contribute the purchase price received for the Shares pursuant to Section 1.2.2 to one or more New Investment Subsidiaries (as such term is defined in the Credit Agreement, dated as of June 10, 1993, among the Company, the lenders named therein, Citibank, N.A., as Issuing Bank, and Citicorp USA, Inc., as Agent), and the Company will cause one or more of such New Investment Subsidiaries to use such funds, as working capital.

     4.2. Offering. As promptly as practicable following the Closing, the Company, at its sole cost and expense, will make a pro rata public offering (the "Offering") to holders of Common Stock (other than Purchaser, AFG and Forum Holdings) of 1,370,605 shares of Common Stock at $3.75 per share. In connection therewith, the Company will, promptly following the Closing, prepare and file with the SEC under the Securities Act a registration statement relating to the Offering and will use its reasonable best efforts to cause such registration statement to become effective as promptly thereafter as practicable. Such registration statement and any post-effective amendment thereof will comply in all material respects with the Securities Act and the rules and regulations thereunder. Only holders of record (other than Purchaser, AFG and Forum Holdings) of outstanding shares of Common Stock on October 18, 1993 will be eligible to purchase shares of Common Stock in the Offering, and the right to purchase shares of Common Stock in the Offering will not be directly or indirectly assignable or transferable by any such holder.


                               V.  MISCELLANEOUS
                                   -------------

     5.1. Entire Agreement. This Agreement contains the entire agreement between Purchaser and the Company with respect to the transactions contemplated hereby.

     5.2. Notices. All notices and other communications hereunder will be in writing and will be given (and will be deemed to have been duly given upon receipt) by delivery in person, by cable, telegram, telex, facsimile transmission or other standard form of telecommunications, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

     If to the Company:

         Forum Group, Inc.
         8900 Keystone Crossing, Suite 200
         Indianapolis, IN  46240
         Attention:  Paul A. Shively, Senior Vice President
         Fax No.:  (317) 575-1246

         with copies to:

         John H. Sharpe, Esq.
         Forum Group, Inc.
         8900 Keystone Crossing, Suite 200
         Indianapolis, IN  46240
         Fax No.:  (317) 575-1246

     If to Purchaser:

         Healthcare Resources I, L.P.
         184 Shuman Boulevard
         Naperville, IL  60563
         Fax No.:  (708) 357-4020

         with copies to:

         Michael Rosenzweig, Esq.
         229 Peachtree Street N.E.
         Atlanta, GA  30303
         Fax No.:  (404) 525-2224

or to such other address as any party may have furnished to the other parties in writing in accordance herewith.

     5.3. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Indiana applicable to contracts made and to be performed in that State, without regard to the principles of conflict of laws.

     5.4. Certain Interpretative Matters and Definitions. (a) Unless the context otherwise requires, (i) all references to Sections or Articles are to Sections or Articles of this Agreement, (ii) each term defined in this Agreement has the meaning assigned to it, (iii) all uses of "herein," "hereto," "hereof" or other words similar thereto in this Agreement refer to this Agreement in its entirety, and not solely to the Section, Article or provision in which it appears, (iv) "or" is disjunctive, but not necessarily exclusive, (v) words in the singular include the plural and vice versa, and (vi) the term "subsidiary" has the meaning given to that term in Rule 12b-2 of Regulation 12B under the Exchange Act.

     (b) No provision of this Agreement will be interpreted in favor of, or against, any of the parties hereto by reason of the extent to which such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

     5.5. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect. In addition, upon any such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereby agree that there will be substituted therefor automatically and without further action by any party thereto, as part of this Agreement, a valid, legal and enforceable term or provision as similar in its form, substance and effect to such invalid, illegal or unenforceable term or other provision as may be possible.

     5.6. Enforcement. Each party hereto acknowledges that irreparable harm, for which there may be no adequate remedy at law and for which the ascertainment of damages would be difficult, would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. Accordingly, each party hereto will be entitled to an injunction or injunctions to prevent any breach of the provisions of this Agreement, or any agreement contemplated hereunder, and to enforce specifically the terms and provisions hereof or thereof in any court of the United States or any state thereof having jurisdiction, in each instance without being required to post bond or other security and in addition to, and without having to prove the inadequacy of, other remedies available at law.

     5.7. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto (other than by Purchaser to an affiliate thereof) without the prior written consent of the other parties, except by operation of law.

     5.8. No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

     5.9. Registration Rights. The parties hereto acknowledge that when issued to Purchaser as provided in this Agreement, the Shares will be Registrable Securities as such term is defined in the Equity Registration Rights Agreement, dated as of June 11, 1993, by and among the Company and the other parties thereto and that Purchaser will have all rights relating to Registrable Securities provided for therein with respect to the Shares.

     5.10. Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original but all of which together will constitute but one agreement.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement.


                         HEALTHCARE RESOURCES I, L.P.

                         By: EH Resources, Inc.,
                             Its General Partner



                             By: /s/ William G. Petty, Jr.
                                 -------------------------
                                 Name:  William G. Petty, Jr.
                                       ----------------------
                                 Title:  President
                                        ----------


                         FORUM GROUP, INC.


                         By:   /s/ Paul A. Shively
                              --------------------
                             Name:  Paul A. Shively
                                   ----------------
                             Title:  Senior Vice President
                                    ----------------------